Exhibit 99.1

CONTACT: Brian Anderson MediciNova, Inc. Phone: 858-622-9752 Email: banderson@medicinova.com

FOR IMMEDIATE RELEASE

MediciNova sets Date and Conference for Full Year 2004 Earnings

Announcement

SAN DIEGO, Calif. - March 10, 2005 — MediciNova, Inc. (Code Number: 4875, Hercules OSE) will announce its financial results for the fiscal year of 2004 on Tuesday, March 22, 2005. MediciNova will also hold a conference in Tokyo on Wednesday, March 23, 2005 for the investment community and media. The conference will be held at Tokyo Shoken Kaikan 9F (1-5-8 Nihonbashi-Kayabacho, Chuo, Tokyo, JAPAN, TEL:+81-3-3667-9210) from 10:00 a.m. to 10:50 a.m. JST. Investors and media who would like to participate in this conference need to register at the Osaka Securities Exchange by calling +81-3-3665-4151, or e-mail: hercules-ic@ose.or.jp. The webcast of the conference will be available online for replay up until June 23, 2005.

About MediciNova

MediciNova, Inc. is a publicly traded specialty pharmaceutical company focused on accelerating the global development and commercialization of innovative pharmaceutical products. MediciNova’s pipeline, which includes several compounds in clinical testing, targets a variety of prevalent medical conditions, including premature labor, cancer, asthma, multiple sclerosis and anxiety disorders. For more information on MediciNova Inc., please visit www.medicinova.com.

This press release may contain “forward looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the risk factors detailed in MediciNova’s Securities and Exchange Commission filings.